SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

First Niagara Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-1556195
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

726 Exchange Street, Suite 618 Buffalo, New York 14210	14210
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Fixed-to-Floating Rate Perpetual Non- Cumulative Preferred Stock, Series B, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176919

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B, par value $0.01 per share, of First Niagara Financial Group, Inc. (the “Company”). The descriptions set forth under the section “Description of the Preferred Stock” in the prospectus supplement dated December 7, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the automatic shelf registration statement on Form S-3 (No. 333-176919) of the Company, as filed with the Commission on September 20, 2011, are incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 28, 2011	First Niagara Financial Group, Inc.

	By:	/s/ John Mineo
	Name:	John Mineo
	Title:	Senior Vice President, General Counsel and Corporate Secretary